UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2014

HomeAway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35215	20-0970381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 W. Fifth Street, Suite 300

Austin, Texas 78703

(Address of principal executive offices, including zip code)

(512) 684-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2014, Mr. Robert Solomon informed the Board of Directors (the “Board”) of HomeAway, Inc. (the “Company”) that he would resign as a member of the Board, the Audit Committee of the Board (the “Audit Committee), and the Nominating and Governance Committee of the Board, effective as of March 10, 2014. The resignation was not as a result of any disagreement with the Company.

On March 7, 2014, the Board elected Mr. Simon Lehmann as a Class I member of the Board, effective March 10, 2014, to fill the vacancy created as a result of the resignation of Mr. Solomon, and also appointed Mr. Lehmann to serve on the Audit Committee, effective March 10, 2014.

The Board determined that Mr. Lehmann qualifies as an independent director under the director independence standards and meets the financial literacy and sophistication requirements, each as set forth in the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and listing standards of the NASDAQ Stock Market. The Board also determined that Mr. Lehmann is a “non-employee director” as such term is defined by the rules and regulations of the SEC.

Mr. Lehmann will be entitled to the compensation provided to other non-employee members of the Board and Audit Committee as described under the heading, “Director Compensation” in the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 26, 2013 (the “Director Compensation Policy”), which is incorporated into this Current Report on Form 8-K by reference. However, the Company’s Director Compensation Policy will be updated, effective following the Company’s 2014 Annual Meeting, which is expected to be held on June 4, 2014, to provide, among other updates, for an annual fee of $35,000 for all non-employee directors and for the value of the annual equity grants for all non-employee directors to be as follows: (a) the annual stock option grant shall entitle the director to purchase that number of shares of our common stock equal to $80,000 divided by the then current Black-Scholes value of the Company’s common stock and (b) the annual RSU grant shall entitle the director to that number of shares of our common stock equal to $80,000 divided by the average fair market value (equal to the closing price of our common stock on the NASDAQ Global Select Market) over the 20 trading days prior to the grant date. Such changes to director compensation will also be set forth in the Company’s Proxy Statement on Schedule 14A to be filed prior to the Company’s 2014 Annual Meeting.

The following is Mr. Lehmann’s biography:

Since December 2013, Mr. Lehmann has served as the Chief Executive Officer of Biketec AG. From October 2005 to February 2014, Mr. Lehmann served as the Chief Executive Officer of Interhome AG. Prior to Interhome, from January 2001 to September 2005, Mr. Lehmann held top management positions, most recently Executive Vice President of Sales and Commercial, with Swissport International. Since November 2012, Mr. Lehmann has served on the Board of Directors of Inntopia.com.

There are no family relationships between Mr. Lehmann and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEAWAY, INC.

Date: March 10, 2014	By:	/s/ Melissa Frugé
Melissa Frugé Vice President & General Counsel